Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Imunon, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)		Fee Rate	Amount of Registration Fee(3)
Fees to be Paid	Equity	Common stock, par value $0.01 per share (“Common Stock”)	457(o)			$10,000,000	(3)	0.00015310	$1,531.00
	Equity	Warrants to purchase Common Stock	Other(4)				(4)
	Equity	Pre-funded warrants to purchase Common Stock	Other(4)				(4)
	Equity	Common Stock issuable upon exercise of warrants	457(o)			$10,000,000		0.00015310	$1,531.00
	Equity	Common Stock issuable upon exercise of pre-funded warrants(3)	457(o)				(3)
Total Offering Amount						$20,000,000			$3,062.00
Total Fees Previously Paid									—
Total Fee Offsets									—
Net Fee Due									$3,062.00

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers (i) such additional number of shares of Common Stock issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events or (ii) such reduced number of shares of Common Stock in respect of any reverse stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, in each case with respect to the shares of Common Stock being registered pursuant to this Registration Statement.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(3) The proposed maximum aggregate offering price of the Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants sold in the offering, and, as such, the proposed maximum aggregate offering price of the Common Stock and pre-funded warrants (including the Common Stock issuable upon exercise of the pre-funded warrants), if any, is $10,000,000.

(4) Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the Common Stock issuable upon exercise of the warrants.